      As filed with the Securities and Exchange Commission on May 19, 1997

                                                     Registration No. 333-23827
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          ----------------------------


                                INGRAM MICRO INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         5045                           62-1644402
(State or other jurisdiction of               (Primary Standard Industrial             (I.R.S. Employer
incorporation or organization)                 Classification Code Number)            Identification No.)

                            1600 E. ST. ANDREW PLACE
                               SANTA ANA, CA 92705
                                 (714) 566-1000
-------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                INGRAM MICRO INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------
                            (Full title of the plan)


                          JAMES E. ANDERSON, JR., ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                INGRAM MICRO INC.
                            1600 E. ST. ANDREW PLACE
                               SANTA ANA, CA 92705
-------------------------------------------------------------------------------
                     (Name and address of agent for service)


  Telephone number, including area code, of agent for service:  (714) 566-1000
                                                               ----------------

                                    COPY TO:
                          WINTHROP B. CONRAD, JR. ESQ.
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-4000

===============================================================================

        This Post-Effective Amendment No. 1 to the Registration Statement
                          Includes a Total of 7 Pages.


                            Exhibit Index on Page 7.

                                     PART I

         The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.


ITEM 1.  PLAN INFORMATION

         The information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the Ingram Micro Inc. 1996 Employee Stock Purchase Plan, together with the Ingram Micro Inc. 1996 Employee Stock Purchase Plan, attached to the Prospectus as Exhibit A thereto.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Ingram Micro Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 1,000,000 shares of the Registrant's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), for issuance pursuant to the Registrant's 1996 Employee Stock Purchase Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File Number 001-12203) are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 28, 1996.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997.

         (3) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

         (4) The description of the Registrant's Common Stock contained in the Registrant's 1934 Act registration statement on Form 8-A dated September 19, 1996, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, see Item 3(3) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.

         Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

         In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


EXHIBIT NUMBER                                   EXHIBIT
--------------                                   -------

     4.01           Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 1.01 to the Registrant's 1933 Act Registration Statement on
                    Form S-1, File No. 333-09453 (the "Form S-1").*

     4.02           Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.03 to the Form S-1).*

     5.01           Opinion of Davis Polk & Wardwell.**

    23.01           Consent of Independent Public Accountants - Price Waterhouse LLP.**

    23.02           Consent of Davis Polk & Wardwell (included in their opinion filed as
                    Exhibit 5.01).**

    24.01           Powers of Attorney (included on the signature page of this registration statement).**

    99.01           Form of the Ingram Micro Inc. Rollover Stock Option Plan.**

------------------------
 * Incorporated by reference.

** Filed with initial filing hereof.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
              do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

              (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The financial statements incorporated in this Form S-8 by reference to the Annual Report on Form 10-K of Ingram Micro Inc. for the year ended December 28, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereunder has been passed upon by Davis Polk & Wardwell, New York, New York.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 19th day of May, 1997.

                                          INGRAM MICRO INC.


                                          By:   /s/ JAMES E. ANDERSON, JR.
                                                -----------------------------
                                                James E. Anderson, Jr.
                                                Senior Vice President,
                                                Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                     TITLE                           DATE
---------                                     -----                           ----
*                                   Chief Executive Officer                May 19, 1997
----------------------------------  (Principal Executive Officer);
Jerre L. Stead                      Chairman of the Board


*                                   Executive Vice President and           May 19, 1997
----------------------------------  Worldwide Chief Financial Officer
Michael J. Grainer                  (Principal Financial Officer
                                    and Principal Accounting Officer)


*                                   Director                               May 19, 1997
----------------------------------
Martha R. Ingram


*                                   Director                               May 19, 1997
----------------------------------
John R. Ingram

*                                   Director                               May 19, 1997
----------------------------------
David B. Ingram

*                                   Director                               May 19, 1997
----------------------------------
Don H. Davis, Jr.

*                                   Director                               May 19, 1997
----------------------------------
Philip M. Pfeffer

*                                   Director                               May 19, 1997
----------------------------------
J. Phillip Samper

*                                   Director                               May 19, 1997
----------------------------------
Joe B. Wyatt


*Pursuant to Power of Attorney previously filed with the Commission.


/s/ James E. Anderson, Jr.          Attorney-in-Fact                       May 19, 1997
----------------------------------
    James E. Anderson, Jr.

                                INDEX TO EXHIBITS



 EXHIBIT                                                                                             SEQUENTIALLY
 NUMBER                                       EXHIBIT                                               NUMBERED PAGES
 ------                                       -------                                               --------------
   4.01        Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit 1.01 to the Registrant's 1933 Act Registration Statement
               on Form S-1, File No. 333-09453 (the "Form S-1").                                           *

   4.02        Amended and Restated By-Laws of the Company. (Incorporated herein by reference
               to Exhibit 3.03 to the Form S-1).                                                           *

   5.01        Opinion of Davis Polk & Wardwell.                                                          **

  23.01        Consent of Price Waterhouse LLP.                                                           **

  23.02        Consent of Davis Polk & Wardwell (included in their                                        **
               opinion filed as Exhibit 5.01).

  24.01        Power of attorney (included on the signature page of this registration                     **
               statement).

  99.01        Form of the Ingram Micro Inc. 1996 Employee Stock Purchase Plan.                           **

------------------------
*    Incorporated by reference.

**   Filed with initial filing hereof.